UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2015 (June 17, 2015)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Daniel Gallagher, Chief Executive Officer and President, and Appointment of Patrick Walsh as Executive Chairman

On June 17, 2015, Town Sports International Holdings, Inc. (the “Company”) and Daniel Gallagher, the Chief Executive Officer and President of the Company, entered into a separation letter, which provides that Mr. Gallagher will no longer serve as Chief Executive Officer and President of the Company, effective June 19, 2015. The Company’s Board of Directors has named Patrick Walsh, currently Chairman of the Board of the Company, to serve as Executive Chairman, on an interim basis, in which capacity Mr. Walsh will be responsible for the general management and control of the affairs and business of the Company while the Board of Directors conducts a search for the Company’s next Chief Executive Officer. Mr. Walsh, age 39, has served as a director of the Company since March 24, 2015, and in connection with such appointment, will step down from the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Walsh is the Founder and Chief Executive Officer of PW Partners, LLC and PW Partners Atlas Funds, LLC. Prior to founding PW Partners LLC in August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a private investment firm. From March 2008 to September 2011, Mr. Walsh served as a Partner at Oak Street Capital Management, LLC, a private investment management firm. From August 2004 through February 2008, Mr. Walsh was Vice President at Deutsche Bank Securities, Inc. Mr. Walsh has also served as a director of BJ’s Restaurants, Inc., an owner and operator of casual dining restaurants, since June 2014, and a director of Famous Dave’s of America, Inc., an owner, operator and franchisor of barbecue restaurants, since April 2013.

In connection with Mr. Gallagher’s departure from the Company, Mr. Gallagher and the Company entered into a Separation Letter (the “Separation Letter”) which provides that Mr. Gallagher will receive a payment of $150,000 in consideration of his 2015 target bonus, with an additional severance payment of $550,000 payable in equal installments over the next 12 months in accordance with the Company’s prevailing payroll practices and continued participation in the Company’s health, dental and disability insurance programs for Mr. Gallagher and his eligible dependents through June 30, 2017 (or earlier, if Mr. Gallagher is eligible for comparable coverage with a subsequent employer) at the Company’s cost. The Separation Letter provides that Mr. Gallagher’s vested stock options awarded under the Company’s 2006 Stock Incentive Plan will remain outstanding for a post-termination exercise period of 90 days from his date of separation from the Company. In connection with the above, Mr. Gallagher has signed a general release of claims in favor of the Company and is subject to a non-competition covenant for a period of 12 months. The foregoing information is a summary of selected terms of the Separation Letter does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Separation Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 18, 2015, the Company issued a press release announcing the departure of Mr. Gallagher and the appointment of Mr. Walsh as Executive Chairman. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Letter, between the Company and Daniel Gallagher

99.1	Press release of Town Sports International Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: June 18, 2015	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President – General Counsel and Secretary

EXHIBIT INDEX

10.1	Separation Letter, between the Company and Daniel Gallagher

99.1	Press release of Town Sports International Holdings, Inc.